Exhibit 99.1

Waccamaw Bankshares Listed One of N.C.’s Top 100 Companies

June 20, 2005

Whiteville, NC - Waccamaw Bankshares (Nasdaq: WBNK) was listed as one of the top 100 public companies in North Carolina by the Raleigh News and Observer in its annual ranking. The Whiteville based community banking company was listed at number 57 in the survey, moving up from number 79 in 2004, which was released on June 5, 2005. The annual listing is based upon 2004 revenue, stock price percentage change from December 31, 2003 to December 31, 2004, and market value. Each criterion is given equal weight in the rating.

For the period used in the rating, Waccamaw Bankshares had revenues of $13.9 million, a stock price gain of 58.6%, and a market value of $81.60 million. Waccamaw Bank, the primary operating subsidiary of Waccamaw Bankshares, presently operates offices in Whiteville, Chadbourn, Tabor City, Shallotte, Holden Beach and Wilmington. Additionally, the bank recently opened a loan production office in Southport which will become a full service office in July of this year.

For More Information Contact:

Jim Graham

(910) 641-0044

Member FDIC. Equal Housing Lender.